EXHIBIT 4.1


                                BANK OF LOS ALTOS
                             1995 STOCK OPTION PLAN


1.       PURPOSES OF THE PLAN

         The 1995 Stock Option Plan ("Plan") is intended to promote the interests of Bank of Los Altos ("Corporation") by providing a method whereby eligible individuals who are responsible for the management, growth or financial success of the Corporation or its parent or subsidiary corporations may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and continue to render services to the Corporation or its parent or subsidiary corporations.

         Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "nonstatutory stock options," at the discretion of the Board and as reflected is the terms of the written option agreement.

2.       ADMINISTRATION OF THE PLAN

         (a) The Board of Directors of the Corporation ("Board") shall administer the Plan. The Board may, however, at any time appoint a committee ("Committee") consisting of not fewer than three members and delegate to such Committee one or more of the administrative powers allocated to the Board under the provisions of the Plan, including (without limitation) the power to grant options under the Plan, the power to accelerate the exercisability of options granted under the Plan and the power to administer the option surrender provisions of the Plan. Members of the Committee shall serve for such term as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee. No person serving as a member of the Board or the Committee shall act on any matter relating solely to such person's own interests under the Plan or any option thereunder.

         (b) Any reference to the Board in one or more provisions of the Plan shall, except for the references in Sections 7, 8, 10 and 11(c), mean the Committee, if the Committee is at the time responsible for the administration of either the Plan or those particular provisions of the Plan. The Board or the Committee, as the case may be, is authorized (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option as it may deem necessary or advisable. Decisions of the Board or the Committee, as the case may be, shall be final and binding on all parties who have an interest in the Plan or any outstanding options.

3.       ELIGIBILITY FOR OPTION GRANTS

         (a) The individuals who shall be eligible to receive options pursuant to the Plan shall be key full-time salaried employees of the Corporation or its parent or subsidiary corporations

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(whether  or not they are  officers  or members of the Board) and members of the
Board (whether or not they are employees).

         (b) Subject to subsection (a) above and to Section 7 below, if applicable, the Board shall have full authority to determine the individuals who are to be granted options under the Plan, the number of shares to be covered by each granted option, whether each such option is to be an incentive stock option ("Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), or a non-statutory option not intended to meet the requirements of Section 422A, and the time or times at which each such option is to become exercisable. In no event may the total number of shares subject to options granted to an optionee exceed 10% of the total outstanding shares of the same class or series of the Corporation, determined with application of the ownership attribution rules of Section 424(d) of the Internal Revenue Code.

         (c) For the purposes of the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the meanings specified in Sections 424(e) and (f) of the Internal Revenue Code.

4.       STOCK SUBJECT TO THE PLAN

         (a) The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired common stock ("Common Stock"). The aggregate number of issuable shares shall not exceed 300,000 shares. Should an option be terminated for any reason without being exercised in whole or in part, the shares subject to the portion of the option not so exercised shall be available for subsequent option grants under the Plan.

         (b) In the event any change as made to the Common Stock issuable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate or capital structure effected without receipt of consideration), then, unless such change results in the termination of all outstanding options pursuant to the provisions of Section 8, the maximum number and/or class of shares issuable under the Plan shall be automatically adjusted to reflect the effect of such change upon the Corporation's capital structure, and the Board shall make appropriate adjustments to the number and/or class of shares and the option price per share of the stock subject to each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Board shall be final, binding and conclusive.

5.       TERMS AND CONDITIONS OF OPTIONS

         (a) Options granted pursuant to the Plan shall be authorized by action of the Board and may be either Incentive Stock Options or non-statutory options. Individuals who are not employees of the Corporation or its parent or subsidiary corporations may be granted only non-statutory options. Each option granted shall be evidenced by an instrument in such form as the Board and the State Banking Department (the "Department") shall from time to time approve; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified by the Plan and shall specify whether it is intended to be an Incentive Stock

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Option or a non-statutory  option. In the event Section 7 below is applicable as set forth therein, then options granted to non-employee directors of the Corporation shall only be granted in accordance with the terms of Section 7 below.

         (b)     OPTION PRICE.

                 (1) The option price per shall be fixed by the Board, but in no event shall the option price per share be less than 100% of the fair market value of a share of Common Stock on the date of the option grant.

                 (2) The option price shall become immediately due upon exercise of the option and shall be payable in cash or cash equivalents in a form acceptable to the Board. In addition, full payment for the purchased shares may be effected through a broker-dealer sale and remittance procedure pursuant to which the optionee (i) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the bank, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the bank by reason of such purchase and (ii) shall provide written directives to the bank to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                 (3) The fair market value of a share of Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

                        (i) If Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over the counter market (but not on the Nasdaq National Market System), the fair market value shall be the average mean between the reported bid price and reported asked price of one share of Common Stock for the 10 business days prior to the date of grant in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices during such 10 day period, then the mean between the reported bid price and reported asked price on the last preceding date for which such quotations exist shall be determinative of fair market value. If Common Stock is traded over the counter on the Nasdaq National Market System, the fair market value shall be the average mean between the highest and lowest reported sale prices of shares of Common Stock for the five business days prior to the date of grant as such prices are reported by the National Association of Securities Dealers through such system or any successor system. If there is no reported sale of Common Stock during such five day period, then the mean between the highest and lowest reported sale prices on the last preceding date for which such quotations exist shall be determinative of fair market value.

                        (ii) If Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the mean between the highest and lowest reported sale prices of shares of Common Stock on the date in

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                 question on the stock  exchange  determined  by the Board to be
                 the  primary  market  for  Common  Stock,   as  such  price  is
                 officially quoted on the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the mean between the highest and lowest reported sale prices on the exchange on the last preceding date for which such quotations exist.

                        (iii) If Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the counter market, then the fair market value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

         (c) TERM AND EXERCISE OF OPTIONS. Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Board and set forth in the instrument evidencing such option; provided, however, that no option granted under the Plan shall have a term in excess of ten years from the grant date. During the lifetime of the optionee, each option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee other than by will or by the laws of descent and distribution.

         (d)     EFFECT OF TERMINATION OF EMPLOYMENT OR DIRECTOR STATUS.

                 (1) Except as otherwise provided in this subsection (d), should an optionee cease to be an employee of the Corporation or its parent or subsidiary corporations for any reason (other than death or disability) while the holder of one or more outstanding options granted to such optionee under the Plan, then such option or options shall remain exercisable for a period of not to exceed ninety (90) days, or such shorter period as is determined by the Board and set forth in the option agreement, following the date of cessation of employee status (provided that under no circumstances shall any such option be exercisable after the specified expiration date of the option term), and each such option shall, during such period, be exercisable only to the extent of the number of shares for which the option is exercisable on the date of such cessation of employee status. Upon the expiration of such period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable. In the event of the termination of a non-employee director optionee as a director of the Corporation for any reason prior to the expiration of the option term, then any options granted shall remain exercisable for a period of 90 days after termination (but not later than the expiration of the term), but only to the extent such options had vested as of the date of termination.

                 (2) In the event such termination is due to death or disability of the optionee, then the option may be exercised at any time within 12 months following the date of death by optionee's estate, heir or legatee or following disability by optionee, to the extent the right to exercise had accrued as of the date of death or disability and provided the date of exercise is prior to the date of expiration of the option.

                 (3) If the optionee's employment is terminated for cause (including, but not limited to, any substantial act of dishonesty,
         willful   misconduct,   fraud  or  embezzlement

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         or any  unauthorized  disclosure of  confidential  information or trade secrets), then any outstanding option granted the optionee under the Plan shall terminate and cease to be exercisable immediately upon such termination of employment. In the event of the termination of a non-employee director optionee as director of the Corporation for cause pursuant to applicable law because such director has been found of unsound mind by an order of court or convicted of a felony or has been found by a court to have committed fraudulent or dishonest acts or
         gross  abuse  of  authority  or  discretion   with   reference  to  the
         Corporation, then any outstanding options granted the optionee under the Plan shall terminate and cease to be exercisable immediately upon such termination.

                 (4) The Board shall have discretion, exercisable either at the time the option is granted or at the time the optionee's employment or position as director is terminated, to establish as a provision applicable to the exercise of one or more options granted under the Plan that during the limited period of exercisability following termination of such status as provided in paragraph (1), the option may be exercised not only with respect to the number of shares for which it is exercisable at the time of the optionee's termination but also with respect to one or more installments of purchasable shares for which the option otherwise would have become exercisable had such termination not occurred.

         (e) STOCKHOLDER RIGHTS. An option holder shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price and been issued a stock certificate for the purchased shares.

         (f) MODIFICATION OF OPTIONS. The Board shall have full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding option, to the extent not inconsistent with the Plan; provided, however, that no such modification or waiver shall, without the consent of the option holder, adversely affect the holder's rights thereunder.

6.       INCENTIVE STOCK OPTIONS

         (a) GENERAL CONDITIONS. The terms and conditions see forth in this Section shall apply to all Incentive Stock Options granted under the Plan. Options that are specifically designated as non-statutory options when issued under the Plan shall not be subject to such terms and conditions.

         (b)     OPTION PRICE.   The  option  price  per  share  of Common Stock
subject to an Incentive Stock Option shall in no event be less than 100% of the fair market value of a share of Common Stock on the date of grant.

         (c) DOLLAR LIMITATION. To the extent that the aggregate fair market value (determined as of the respective date or dates of grant) of shares with respect to which options that would otherwise be Incentive Stock Options are exercisable for the first time by any individual during any calendar year under the Plan (or any other plan of the Corporation, a parent or subsidiary corporation or predecessor thereof exceeds the sum of $100,000 (or such greater amount as may be permitted under the Internal Revenue Code), whether by reason of acceleration or otherwise,

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such options shall be treated as options which are not Incentive  Stock Options.
Such options shall be taken unto account in the order in which they were granted.

         (d) 10% SHAREHOLDER. If an employee to whom an Incentive Stock Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the following special provisions shall be applicable to the Incentive Stock Option granted to such employee:

                 (1) The option price per share of the Common Stock subject to such Incentive Stock Option shall not be Less than 110% of the fair market value of one share of Common Stock on the date of grant.

                 (2) The option shall not have a term in excess of five years from the date of grant.

7.       OPTION TO NON-EMPLOYEE DIRECTORS - SECTION L2G

         In the event, and at the time, the Corporation or any parent of the Corporation, becomes subject to the applicable rules and regulations of the Securities and Exchange Act of 1934 and Section 12(g) thereof, or is subject to such similar rules and regulations as adopted by the Federal Deposit Insurance Corporation, then, and only then, shall the following provisions of Section 7 apply.

         Notwithstanding any other term or provision in this Plan, members of the Board who are not also employees of the Corporation or its parent or subsidiary corporations shall be eligible to receive option grants under the Plan but any such options may be granted only upon the terms set forth in this
Section 7, and other terms of the Plan not inconsistent with the terms of this paragraph. To the extent that any other terms or provisions in the Plan conflict with the terms of this Section 7 for such non-employee options, the terms of this Section 7 shall apply.

         (a) ELIGIBILITY. All non-employee directors shall receive options pursuant to the terms of this Section 7 as of the date of their next election to the Board of Directors after they have served as a director for not less than 24 months and after approval of this Plan by the State Banking Department and the shareholders of the Corporation.

         (b) STOCK SUBJECT TO THIS SECTION. The aggregate number of issuable shares for non-employee directors shall not exceed thirty percent (30%) of the total number of shares authorized for the Plan as set forth in Section 4 subject to adjustment from time to time in accordance with Section 4(b).

         (c)     TERMS AND CONDITIONS.

                 (1)    NON-STATUTORY.    Non-employee  directors  may  only  be
         granted non-statutory options. Each option shall be granted on the terms and conditions set forth herein.

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                 (2)    NUMBER OF SHARES.  As of the date of  first  eligibility
         as described in Section 7(a) each such non-employee director shall be granted options to acquire 5,000 shares of the Corporation's Common Stock, subject to adjustment as provided in Section 4(6). No other options shall be granted to any non-employee director.

                 (3) OPTION PRICE. The option price per share shall be l00% of the fair market value of a share of Common Stock as of the date of the option grants.

         (d) TERM AND EXERCISE. Each option granted to non-employee directors shall vest as to 1,000 shares as of the date of grant, 1,000 shares one year after date of grant and the final 3,000 shares two years after date of grant. Such options may be exercised as to vested options at any time provided that all such options shall have a term of ten years from the date of grant and any options not exercised on or before the expiration of the term shall lapse and be of no further force or effect. During the lifetime of the non-employee director each option granted shall be exercisable only by such person and shall not be assignable or transferable other than by will or by intestate succession.

         (e)     TERMINATION OF STATUS AS DIRECTOR.

                 (1) Except as otherwise provided in subsection 7(e)(2), in the event of the termination of a non-employee director optionee as a director of the Corporation for any reason prior to the expiration of the option term, then any options granted shall remain exercisable for a period of 90 days after termination (but not later than the expiration of the term), but only to the extent that such options had vested as of the date of termination.

                 (2) In the event of the termination of a non-employee director optionee as a director of the Corporation pursuant to applicable law because such director has been declared of unsound mind by an order of court or convicted of a felony or has been found by a court to have committed fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the Corporation, then any outstanding options granted the optionee under the Plan shall terminate and cease to be exercisable immediately upon such termination.

         (f) MODIFICATION OF OPTIONS, AMENDMENT OF THE PLAN. The Board has no power or authority to modify or waive any of the terns, conditions or restrictions applicable to any options outstanding to non-employee directors, nor has it any power or authority to amend, modify, suspend of terminate any terms of this Section 7, except to the extent that any such modification or amendment is for the purpose of complying with changes in the Internal Revenue Code of 1986 or changes in ERISA.

         (g) ACCELERATION. In the event the Corporation or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Corporation by means of sale, merger, reorganization or liquidation, then each option outstanding to non-employee directors shall become exercisable immediately prior to the consummation of such sale, merger, reorganization or liquidation with respect to the full number of shares of Common Stock under such option.

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8.       SALE, MERGER, REORGANIZATION OR LIQUIDATTON

         In the event that the Corporation or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Corporation by means of sale, merger, reorganization or liquidation, then each option outstanding under the Plan shall become exercisable, immediately prior to the consummation of such sale, merger, reorganization or liquidation, with respect to the full number of shares of Common Stock purchasable under such option. Except as provided in Section 7, no such acceleration of the exercise date, however, shall occur if the terms of the agreement require as a prerequisite for the consummation of any such sale, merger, reorganization or liquidation that each such outstanding option shall either be assumed by the successor corporation or parent thereof or options of the successor corporation comparable to the options granted under the Plan and to be granted under the Plan are to be granted to each optionee hereunder. The determination of such comparability shall be made by the Board, and its determination shall be final, binding and conclusive. Upon consummation of the sale, merger, reorganization or liquidation contemplated by the agreement, all outstanding options, whether or not accelerated, shall terminate and cease to be exercisable, unless assumed pursuant to a written agreement by the successor corporation or parent thereof.

9. AMENDMENT OF THE PLAN

         (a) Except as provided in Section 7, the Board, subject to the approval of the Department shall have complete and exclusive power and authority to amend, modify, suspend or terminate the Plan in any or all respects whatsoever at any time; provided, however, that no such amendment or modification shall, without the consent of option holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan; and provided, further, that the Board shall not, without the approval of the Corporation's stockholders, (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section 4(b),
(ii) materially increase the benefits accruing to individuals who participate in the Plan, or (iii) modify the eligibility requirements for the grant of options under the Plan.

         (b) Notwithstanding the provisions of subsection (a) (other than those provisions which require approval of certain amendments by the
Corporation's stockholders), the Board, subject to the approval of the Department, shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding options under the Plan, except for any options granted pursuant to Section 7, to the extent necessary to qualify any or all options under the Plan for such favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Internal Revenue Code and regulations promulgated thereunder.

10. EFFECTIVE DATE AND TERM OF PLAN

         (a) The Plan shall become effective the day after the day as of which the Plan is approved by the Superintendent of Banks of the State of California, but no option granted under the Plan shall become exercisable unless the Plan shall have been approved by the stockholders of the Corporation holding not less than a majority of the voting power of the Corporation, and by a majority of the disinterested shares, within twelve (l2) months after the date the Plan is adopted by the Board. Subject to such limitation, the Board may grant options under the Plan at

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any time on or after the  effective  date and before  the date fixed  herein for termination of the Plan.

         (b)     Unless  the  Plan  is  sooner  terminated  in  accordance  with
Section 8, no options shall be granted after the earlier of (i) the tenth anniversary of the date of the adoption of the Plan by the Board or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options granted hereunder.

         (c) Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and is thereafter submitted to the Corporation's stockholders for approval and (ii) each option so granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

11. USE OF PROCEEDS

         The cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

12. WITHHOLDING

         (a) In the event that an optionee is required to pay to the Corporation an amount with respect to federal, state or local income and employment tax withholding obligations in connection with the exercise of an option, the Board may, in its discretion and subject to such rules as it may adopt, permit the optionee to satisfy the obligations, in whole or in part, by either (i) making an irrevocable election that a portion of the total value of the shares of Common Stock subject to the option be paid in the form of cash in lieu of the issuance of Common Stock and that such cash payment be applied to the satisfaction of the withholding obligations or (ii) tendering shares previously held by the optionee in a number sufficient to satisfy such obligations.

         (b)     If  the  optionee  is  subject to the trading  restrictions  of
Section 16(b) of the Securities Exchange Act of 1934, as amended ("1934 Act") at the time of exercise of an option, any election under this subparagraph (b) by such optionee shall be made only in accordance with the applicable requirements of FDIC Regulation 335.411.

         (c) The Corporation's obligation to deliver shares upon the exercise or surrender of any option granted under the Plan shall be subject to the option holder's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

13. NO EMPLOYMENT OR SERVICE OBLIGATION

         Neither the action of the Corporation in establishing the Plan, nor any action taken by the Board or the Committee hereunder, nor any provision of the Plan itself shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation or its parent corporation or any of its subsidiaries for any period of specific duration, and the

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Corporation (or its parent corporation or any subsidiary  retaining the services of such individual) may terminate such individual's service at any time and for any reason, with or without cause.

14.      REGULATORY AND SHAREHOLDER APPROVALS

         The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

         Continuance of the Plan shall be subject to approval by the shareholders of the Bank within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall consist of approval by the affirmative votes of the holders of a majority of the securities of the Bank present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law and by a majority of the disinterested shares represented and voting at the meeting, or by the written consent of the holders of a majority of the outstanding securities of the Bank entitled to vote and by a majority of the disinterested shares.

15.      GOVERNING LAW

         To the extent not otherwise governed by federal law, the Plan and its implementation shall be governed by and construed in accordance with the laws of the State of California.




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